UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2026

Date of Report (Date of earliest event reported)

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North US HWY 1, Suite 504, Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

(561) 406-6154

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

The following sets forth certain compensatory arrangements entered into, adopted or modified by Jupiter Neurosciences, Inc. (the “Company”) during the period covered by this Current Report.

Alison Silva

On June 5, 2026, the Company entered into amendment No. 3 (the “Amendment”) to the employment agreement with Alison Silva, dated September 1, 2021, as amended. The Amendment appoints Ms. Silva as the Company’s Chief Operating Officer and President and increases Ms. Silva’s base salary to $340,200 from $315,000. In connection with the Amendment, on June 2, 2026, the board of directors of the Company (the “Board”), based on the recommendation of the compensation committee of the Board (the “Compensation Committee”), approved a one-time grant of options to purchase up to 600,000 shares of the Company’s common stock under the Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan (the “Plan”) to Ms. Silva with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant to recognize her contributions to the Company. Such option grant vests over three years commencing from September 2, 2026 in equal quarterly installments, subject to the recipient’s continued service with the Company through each applicable vesting date.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Amendment, a copy of which is attached to this Current Report as Exhibit 10.1.

Director Compensation

On June 2, 2026, the Compensation Committee approved a grant of stock options to each of the Company’s independent non-employee directors to purchase up to 100,000 shares of the Company’s common stock under the Plan, with an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. Such option grants vest over three years commencing from September 2, 2026 in equal quarterly installments, subject to the recipient’s continued service with the Company through each applicable vesting date.

Discretionary Bonus Options in Lieu of Cash and Long-Term Incentive Compensation

On June 2, 2026, the Board, based on the recommendation of the Compensation Committee, approved discretionary bonuses to the following executives in the form of stock options under the Plan in lieu of cash:

Executive	Title	Option Grant
Christer Rosén	Chairman of Board, Chief Executive Officer and Director	747,783
Alison Silva	Chief Operating Officer and President	427,304
Saleem Elmasri	Chief Financial Officer	325,565
Marshall Hayward, Ph.D.	Chief Scientific Officer and Director	259,231
Alexander Rosén	Chief Administrative Officer	341,843

In addition, the Board, based on the recommendation of the Compensation Committee, approved a one-time grant of options to purchase up to 200,000 shares of the Company’s common stock under the Plan to Mr. Elmasri with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant to recognize his contributions to the Company. Each such grant vests over three years commencing from September 2, 2026 in equal quarterly installments, subject to the recipient’s continued service with the Company through each applicable vesting date.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Executive Employment Agreement, dated as of June 5, 2026, between the Company and Alison Silva.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER NEUROSCIENCES, INC.

Date: June 5, 2026	By:	/s/ Christer Rosén
	Name:	Christer Rosén
	Title:	Chief Executive Officer